Exhibit 99.1

May 2, 2018

E-DEBIT GLOBAL CORPORATION ANNOUNCES CONCLUSION AND CLOSING OF A DEFINITIVE ASSET PURCHASE AGREEMENT WITH AGH WA, LLC.

Tacoma, Washington –  E-Debit Global Corporation (OTC:MKTS - "WSHE.MKTS") (the "Company") is pleased to announce the conclusion and closing of a definitive Asset Purchase Agreement with AGH WA, LLC operating as "Affordable Green Holdings" and/or "AGH".  This agreement concludes and facilitates the purchase by the Company of the current assets held by AGH, including Real Property assets and Options to Purchase Real Property, Service and Leasing contracts, Brand Names and Trademarks, intellectual property and know-how for total proceeds of $3,400,000 USD of which $2,800,000 was paid on closing by issuing 250,000,000 common shares of the Company representing consideration of $0.0112 per share based on the 30 day average closing price of WSHE: OTC:MKTS on April 1, 2018.  The remaining consideration of $600,000 USD was paid in cash on or before closing of the Asset Purchase Agreement.

This first acquisition represents the Prime Focus and Financial Foundation of the Company since its ongoing reorganization commencing March 2017.  The Company has concentrated its pursuits of agreements and acquisitions that combine the benefits and security of real equity opportunities to mitigate investment risk and increase the real returns in high value hard asset procurement and/or exclusive IP agreements that give continued securitization and ownership positions held after payout terms.

About E-Debit Global Corporation

E-Debit Global Corporation (WSHE) historically conducted its business activities as a financial holding company centered primarily within the “non-conventional financial services industry” or business related activities which would be normally associated in Canada with a registered chartered bank or bank affiliated financial institution but are privately owned and operated and not affiliated with a Canadian Chartered Bank.

As a result of the Company earning all of its revenues in Canada the Company accumulated audit, legal and filing fees which have accumulated carried forwarded losses in excess of $5,000,000 USD which could not be offset with Canadian Revenues.

The Corporation since the third quarter of 2016 and culminating at the shareholder meeting of March 27, 2017 has directed its attention on business operations conducted and managed within the United States. Of primary attention, review and examination the Corporation has focused on being a major provider of Technology, Goods, Services, Capitalization, Management Service, Equipment Rentals and Property Leases to the authorized and licensed medical and recreational marijuana Industry centered in the State of Washington and expanding into other jurisdictions which have licensed and regulated medical and/or recreational marijuana industries throughout the United States and Canada.

Financial Profile:

•	Capitalization: Unlimited COMMON SHARES WITH $.001 par value
•	SHARES ISSUED prior to this Acquisition : Common – 845,910,852
•	ADDITIONAL SHARES TO BE ISSUED upon this Closing: Common – 250,000,000
•	OTC: Trading symbol – “WSHE”
•	Transfer Agent: Mountain Share Transfer, LLC
o	2030 Powers Ferry Road SE
o	Atlanta, Georgia 30339
o	Tel: 303-460-1149

DISCLAIMER

Forward Looking Statements

This announcement contains "forward-looking statements" which are not purely historical and may include statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate", "seek", intend", "believe", "estimate", "expect", "project", “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions or phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based products. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the Company’s ability to exploit the opportunities within its current and/or future business operations and other assets and execute on its strategy to develop and issue new and enhanced products and services and increase the Company’s revenues from such products and services.

For further information, please contact

E-Debit Global Corporation

e-mail: info@edebitglobal.com

Telephone: 720-840-5280

www.edebitglobal.com